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                                                                    EXHIBIT 99.1

               SUMMARY OF 2005 NON-EMPLOYEE DIRECTOR COMPENSATION
                                (MARCH 23, 2005)

The non-employee director compensation plan for 2005 (the "Plan") applies solely to non-employee directors of the Company. Pursuant to the Plan, each non-employee director will receive: (i) an annual stipend of $6,000; (ii) $1,500 per each meeting attended, with an annual ceiling of $3,000; (iii) $500 per each quarterly conference call attended, with an annual ceiling of $2,000; and (iv) options, distributable at the beginning of the calendar year, to purchase 25,000 of the Company's common stock. Non-employee directors serving on the Company's Audit Committee will receive an additional $500 per quarter. The Company will make all payments under the Plan quarterly and in arrears. The purpose of the Plan is to compensate members of the Company's board of directors who are not employees of the Company. The Plan was adopted in part in light of the increased responsibilities placed on the directors pursuant to the Sarbanes-Oxley Act of 2002.

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